EXHIBIT 4.3






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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 14, 1998

                                      Among

                          OCWEN ASSET INVESTMENT CORP.

                                       and

                              LEHMAN BROTHERS INC.

                            MORGAN STANLEY & CO. INC.

                               J.C. BRADFORD & CO.

                               PIPER JAFFRAY INC.

                              as Initial Purchasers



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                                TABLE OF CONTENTS

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1.       Definitions. .......................................................  1

2.       Securities Subject to This Agreement. ..............................  3

3.       Registered Exchange Offer. .........................................  3

4.       Shelf Registration. ................................................  4

5.       Liquidated Damages .................................................  6

6.       Registration Procedures. ...........................................  6

7.       Registration Expenses. ............................................. 16

8.       Indemnification and Contribution. .................................. 16

9.       Rule 144A. ......................................................... 19

10.      Participation in Underwritten Registrations. ....................... 20

11.      Selection of Underwriters. ......................................... 20

12.      Miscellaneous. ..................................................... 20

                                       i
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                                                                               1

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of July 14, 1998 by and among Ocwen Asset Investment Corp. (the "Company") and Lehman Brothers Inc., Morgan Stanley & Co. Inc., J.C. Bradford & Co. and Piper Jaffray Inc. (collectively, the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of July 9, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $150 million principal amount of 11.50% Senior Notes due 2005 (the "Notes").

                  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Notes under the Purchase Agreement. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

                  The parties hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

                      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                      Closing Date: The date on which the Notes were sold to the Initial Purchasers.

                      Commission: The Securities and Exchange Commission.

                      Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Notes, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery by the Company of the New Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

                      Damages Payment Date: With respect to the Notes, each Distribution Date until the earlier of (i) the date on which Liquidated Damages no longer are payable or (ii) the redemption or maturity thereof.

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                                                                               2
                      Effectiveness Target Date: As defined in Section 5.

                      Exchange Act: The Securities Exchange Act of 1934, as amended.

                      Exchange Offer: The registration by the Company under the Securities Act of the New Notes pursuant to a Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes tendered in such exchange offer by such Holder.

                      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

                      Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons.

                      Holders: As defined in Section 2(b) hereof.

                      Indemnified Holder: As defined in Section 8(a) hereof.

                      Indenture: The Indenture dated as of July 14, 1998 between the Company and the Trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                      Initial Purchasers: As defined in the preamble hereto.

                      NASD: National Association of Securities Dealers, Inc.

                      New Notes: The Company's 11.50% Senior Notes due 2005 to be issued pursuant to the Indenture in the Exchange Offer.

                      Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                      Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all documents incorporated by reference into such Prospectus.

                      Registration Default: As defined in Section 5 hereof.

                      Registration Statement: Any registration statement of the Company relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the

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         registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and documents incorporated by reference therein.

                      Securities Act: The Securities Act of 1933, as amended.

                      Shelf Filing Deadline: As defined in Section 4 hereof.

                      Shelf Registration: The registration contemplated in
         Section 4 hereof.

                      Shelf Registration Statement: As defined in Section 4 hereof.

                      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

                      Transfer Restricted Securities: Each Note until the earliest to occur of (a) the date on which any such security has been exchanged by a person other than a Broker-Dealer for New Notes in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of Notes for New Notes, the date on which such new securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Notes have been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or
         (d) the date on which such Notes are distributed to the public pursuant to Rule 144 under the Securities Act or may be sold to the public without compliance with the requirements of such rule.

                      Trustee: Norwest Bank Minnesota, National Association or any successor trustee under the Indenture.

                      Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.   SECURITIES SUBJECT TO THIS AGREEMENT.

                      (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                      (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

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                                                                               4

                3.   REGISTERED EXCHANGE OFFER

                      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or one of the events set forth in Section 4(a)(ii) has occurred, the Company shall
         (i) cause to be filed with the Commission promptly after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Securities Act relating to the New Notes and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission no later than 180 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of the New Notes held by Broker-Dealers as contemplated by Section 3(c) below. The 90, 180 and 30 business day periods referred to in (i), (ii) and (iii) of this Section 3(a) shall not include any period during which the Company is pursuing a Commission ruling pursuant to Section 6(a)(i) below.

                      (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the New Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

                      (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the

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                                                                               5

         Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of New Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

                  The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of New Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of the earlier of 180 days from the date on which the Exchange Offer Registration Statement is declared effective and the date the Broker-Dealers have advised the Company they have sold all such New Notes.

                  The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

                  4. SHELF REGISTRATION

                     (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company prior to the 20th business day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) that such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) that such Holder is a Broker-Dealer and owns the Notes acquired directly from the Company or one of its affiliates, then the Company shall in lieu of, or in the event of (ii) above, in addition to, effecting the registration of the New Notes pursuant to the Exchange Offer Registration Statement use its reasonable best efforts to:

                           (x)  cause to be filed a shelf registration
                  statement pursuant to Rule 415 under the Securities Act, which

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                  may be an amendment to the Exchange Offer Registration
                  Statement (in either event, the "Shelf Registration Statement"), on or prior to the earlier to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer as contemplated by clause (i) above or (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
                  Section 4(b) hereof; and

                           (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act).

                     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  5.   LIQUIDATED

                  (a) If (a) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the

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                                                                               7

Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), additional cash interest ("Liquidated Damages") shall accrue to each Holder of the Notes commencing upon the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder during the 90 day period following the occurrence of such Registration Default. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages shall be paid to Holders by the Company in the same manner as interest is made pursuant to the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

                  All obligations of the Company set forth in the preceding paragraph that have accrued and are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  (b) The Company shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "Event Date"). Liquidated Damages shall be paid by depositing Liquidated Damages with the Trustee, for the benefit of the Holders of the Notes, on or before the applicable Interest Payment Date (as defined in the Indenture) for the Notes (whether or not any payment other than Liquidated Damages is payable on such Notes) in immediately available funds in sums sufficient to pay the Liquidated Damages then due to such Holders. Each obligation to pay Liquidated Damages shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

                  6.   REGISTRATION

                       (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable

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                                                                               8

                  decision from the Commission allowing the Company to Consummate the Exchange Offer for such Notes, provided that the Company need not pursue such no-action letter or other decision if in the reasonable opinion of counsel to the Company there is no reasonable prospect for success in this regard. Subject to the foregoing, the Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Subject to the foregoing, the Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. The parties hereto acknowledge and agree that any Broker-Dealer and any Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including BROWN & WOOD LLP (available February 7, 1997), and any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
                  Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

                           (iii) Prior to effectiveness of the Exchange Offer
                  Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL
                  HOLDINGS
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                                                                               9

                  CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., Inc. (available June 5, 1991), BROWN & WOOD LLP (available February 7, 1997) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief and based on the representations of Holders of Transferred Securities pursuant to clause (ii) above, each Holder participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes received in the Exchange Offer.

                     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all the applicable provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, in accordance with the terms hereof, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

                           (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in
                  Section 3 or 4 of this Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or material omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period
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                                                                              10

                  set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) in the case of a Shelf Registration, advise the
                  underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing,
                  (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event as a result of which the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) in the case of a Shelf Registration, furnish to each of the selling or exchanging Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or

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                  supplement to any such Registration Statement or Prospectus
                  (including all such documents incorporated by reference) to which selling Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or material omission;

                           (v) in the case of a Shelf Registration, (subject to entering into a confidentiality arrangement which is reasonably satisfactory to the Company) (i) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, managers and employees to supply all relevant information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                           (vi) in the case of a Shelf Registration, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such relevant information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (vii) in the case of a Shelf Registration, furnish to
                  each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including upon request all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                          (viii) in the case of a Shelf Registration, deliver to
                  each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                            (ix) in the case of a Shelf Registration, enter into
                  such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in connection with an Underwritten Registration, the Company shall:

                                 (A)  upon request by the Holders of an
                           aggregate principal amount of Transfer Restricted Securities or any underwriter, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                                      (1)   a certificate, dated the date of the
                                 effectiveness of the Shelf Registration
                                 Statement, signed by (y) the Chairman of the Board, its President or a Vice President and
                                 (z) the Chief Financial Officer of the Company, confirming, as of the date thereof, such matters as such parties may reasonably request;

                                      (2)   an opinion, dated the date of the
                                 effectiveness of the Shelf Registration
                                 Statement, of counsel for the Company, covering such matters as such parties may reasonably request (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements, and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included or omitted in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                      (3)   a customary comfort letter, dated
                                 the date of the effectiveness of the Shelf
                                 Registration Statement, from the Company's independent public accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings.

                                (B)   set forth in full or incorporate by
                           reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                                (C)   deliver such other documents and
                           certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                                If at any time the representations and
                  warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing.

                                (x) in the case of a Shelf Registration, prior
                  to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                                    (xi) in the case of a Shelf Registration,
                  shall issue, upon the request of any Holder of Notes covered by the Shelf Registration Statement, New Notes in the same principal amount as the Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such New Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

                                    (xii) in the case of a Shelf Registration,
                  cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends regarding securities laws and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities pursuant to such Shelf Registration;

                                    (xiii)  use its reasonable best efforts to
                  cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (x) above;

                                    (xiv) if any fact or event contemplated by
                  clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                                    (xv) provide CUSIP numbers for all Transfer
                  Restricted Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

                                    (xvi) reasonably cooperate and assist in any
                  filings required to be made with the NASD by any underwriter of Transfer Restricted Securities pursuant hereto;

                                    (xvii)  otherwise use its reasonable best
                  efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                                    (xviii)  cause the Indenture to be qualified
                  under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use its reasonable best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                                    (xix)  provide promptly to each Holder upon
                  request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

                            Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any revised Prospectus and additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

              7.     REGISTRATION EXPENSES.

                     All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Notes to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone expenses;
         (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with any listing of the New Notes on a national securities exchange or automated quotation system; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                     Each Holder shall pay all expenses of its counsel and any other advisors or experts, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement, if any.

              8.  INDEMNIFICATION AND CONTRIBUTION.

                  (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell New Notes, the Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each such participating Broker-Dealer or Initial Purchaser selling New Notes and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any such Registration Statement or any preliminary Prospectus or Prospectus or any amendment or supplement thereto or (B) in any Blue Sky Application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the New Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in any preliminary Prospectus, Registration Statement or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant on account of any loss, claim, damage, liability or action arising from the sale of the New Notes to any person by that Participant if (A) (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Company with Section 6(c) or (B) the Participant breached its obligation pursuant to the first sentence of the last paragraph of Section 6 hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant or to any controlling person of that Participant.

                   (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any preliminary Prospectus, Registration Statement or Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Participant specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company or any such director, officer, employee, agent or controlling person.

                   (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8 (except to the extent so provided in any such other obligation). If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other Participants and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the indemnifying party under this Section 8 but the fees and expenses of such counsel shall be at the expense of such indemnified party unless, (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel). Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action, compromise of any action or any judgment with respect to any action the entry of which was consented to, effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party, to the extent set forth herein, from and against any loss or liability by reason of such settlement or judgment.

                   (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of the Notes exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

              9.   RULE 144A.

                   The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

            10.    PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                   No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

             11.   SELECTION OF UNDERWRITERS.

                   The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

            12.    MISCELLANEOUS.

                   (a) REMEDIES. The Company agrees that monetary damages (including Liquidated Damages) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                   (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                   (c) ADJUSTMENTS AFFECTING THE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer unless such action or change is required by applicable law.

                   (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

                   (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                        (i) if to a Holder, at the address of such Holder maintained by the Registrar under the Indenture; and

                        (ii)    if to the Company:

                                Ocwen Asset Investment Corp.
                                The Forum, Suite 1000
                                1675 Palm Beach Lakes Blvd.
                                West Palm Beach, Florida 33401
                                Attention: Secretary

                                Facsimile: (561) 681-8177

                                With a copy to:

                                Elias, Matz, Tiernan & Herrick L.L.P.
                                734 15th Street, N.W.
                                Washington, D.C. 20005
                                Attention: Gerard L. Hawkins, Esq.
                                Facsimile: (202) 347-2172

                           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                           Copies  of  all  such   notices,   demands  or  other
         communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                   (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                   (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                   (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                   (k) ENTIRE AGREEMENT. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                   (l) REQUIRED CONSENTS. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   OCWEN ASSET INVESTMENT CORP.


                                   By: /s/ Christine A. Reich
                                      ---------------------------------
                                   Name:   Christine A. Reich
                                   Title:  President



Accepted as of the date thereof

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INC.
J.C. BRADFORD & CO.
PIPER JAFFRAY INC.

By  LEHMAN BROTHERS INC.


    By: /s/ Mark H. Burton
       -------------------------------
    Name:   Mark H. Burton
    Title:  Managing Director